Exhibit 99.1

Sutro Biopharma Reports First Quarter 2021 Financial Results,

Business Highlights and 2021 Anticipated Milestones

- Additional follow-up data on STRO-002 from the Phase 1 dose-escalation will be presented at ASCO 2021; enrollment for the dose-expansion is ongoing

- Merck initiated IND-enabling toxicology studies for the first program under the cytokine derivatives collaboration resulting in a $15 million milestone payment earned in April 2021

- EMD Serono began a Phase 1 study for the bispecific MUC1-EGFR ADC, M1231, during the first quarter of 2021

- Financial position remains strong with cash, cash equivalents and marketable securities of $294.9 million as of March 31, 2021 and projected runway into the second half of 2023

SOUTH SAN FRANCISCO, Calif., May 7, 2021 – Sutro Biopharma, Inc. (NASDAQ: STRO), a clinical-stage drug discovery, development and manufacturing company focused on the application of precise protein engineering and rational design to create next-generation cancer and autoimmune therapeutics, today reported its financial results for the quarter ended March 31, 2021, its recent business highlights, and provided a preview of anticipated selected milestones in 2021.

“We are enthusiastic about the meaningful clinical benefit of STRO-002, our FolRα-targeting Antibody-Drug Conjugate (ADC), for women with advanced ovarian cancer, as demonstrated by the Phase 1 dose-escalation data, and look forward to providing follow-up data at ASCO,” said Bill Newell, Sutro’s Chief Executive Officer. “We continue to enroll patients for the dose-expansion portion of the Phase 1 study and we have activated additional clinical sites. STRO-002 is one of the four product candidates in the clinic that were discovered, developed, and are manufactured using our proprietary and integrated cell-free protein synthesis platform. We intend to continue creating value by leveraging our platform to deliver on therapeutics that are precise, rationally designed, and homogenous, for a broad set of patients with unmet medical needs.”

Recent Business Highlights and Expected 2021 Milestones

STRO-002, FolRα-targeting ADC: Ongoing enrollment in dose-expansion trial for patients with advanced ovarian cancer

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The dose-escalation portion of the Phase 1 trial, in patients with advanced ovarian cancer, completed enrollment as of August 31, 2020. Follow-up data will be presented as a poster at the American Society of Clinical Oncology (ASCO) Virtual Annual Meeting being held in the second quarter of 2021.

Abstract Number: 5550

Session: Gynecologic Cancer

Title:

Phase 1 dose-escalation study of STRO-002, an antifolate receptor alpha (FRα) antibody drug conjugate (ADC), in patients with advanced, progressive platinum-resistant/refractory epithelial ovarian cancer (EOC)

Presenter:	R. Wendel Naumann, M.D., Professor & Director of Gynecologic Oncology Research at Levine Cancer Institute, Atrium Health

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The enrollment for the dose-expansion portion of the Phase 1 trial, in a less heavily pre-treated patient population, is ongoing with additional sites activated in the US and a CTA approved by the Spanish Agency for Medicine and Health Products to intiate the study in Spain.

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The initial data for dose-expansion is expected to be reported in the second half of 2021; the data is expected to inform regulatory interactions and registration strategy and enable the identification of the broadest patient population that may benefit from STRO-002.

STRO-001, CD74-targeting ADC: Continuing enrollment in Phase 1 dose-escalation for patients with B-cell malignancies

•	The dose-escalation trial is enrolling patients with lymphoma and multiple myeloma and the maximum tolerated dose has not yet been reached.
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Interim data from the dose-escalation portion of the trial in patients with non-Hodgkin lymphoma and preclinical data from our collaboration with Fred Hutchinson Cancer Research Center were presented at the 62nd American Society of Hematology (ASH) Annual Meeting in December 2020.

STRO-003: Preclinical development underway and product candidate expected to be unveiled in the second half of 2021

Merck collaboration on cytokine derivatives: Moving towards the clinic on the first cytokine derivatives program for cancer and autoimmune disorders

•	In April 2021, Merck initiated IND-enabling toxicology studies for the first program under the July 2018 cytokine derivatives collaboration, for which Sutro earned a $15 million milestone payment.
•	In August 2020, Sutro entered into a supply agreement with Merck, providing Sutro with responsibility for manufacturing pre-clinical and clinical supply for products emerging from the collaboration.
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Merck has exclusive worldwide rights to therapeutic candidates derived from the collaboration. Sutro is eligible to receive contingent payments for each of the target programs selected by Merck, assuming the development and sale of the therapeutic candidate and all possible indications identified under the collaboration. In addition, Sutro is eligible to receive tiered royalties ranging from mid-single digit to low teen percentages on worldwide sales of any commercial products that may result from the collaboration.

BMS collaboration on CC-99712, BCMA-targeting ADC: Ongoing enrollment for Phase 1 trial for patients with multiple myeloma

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Since the Phase 1 trial initiation in the second half of 2019, Bristol Myers Squibb (BMS) has been enrolling patients in a dose-escalation/expansion trial to assess treatment of relapsed and refractory multiple myeloma, with the last reported dose level at 3.0 mg/kg, as reported in June 2020.

•	CC-99712 was granted Orphan Drug Designation by the FDA for multiple myeloma.
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BMS is responsible for the worldwide clinical development and commercialization of CC‑99712. Sutro is responsible for clinical supply manufacturing and certain development services for CC-99712 and is entitled to development and regulatory contingent payments and tiered royalties ranging from mid to high single digit percentages on worldwide sales of any commercial products that may result from the collaboration.

EMD Serono collaboration on M1231, Bispecific ADC-targeting MUC1-EGFR: Entered Phase 1 clinical trial in the first quarter 2021

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Merck KGaA, EMD Serono (EMD Serono) began enrolling patients in a Phase 1 dose-escalation trial in the first quarter of 2021 for patients in the dose-escalation portion of a Phase 1 trial of M1231 for treatment of metastatic solid tumors, including non-small cell lung cancer (NSCLC) and esophageal squamous cell carcinoma.

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Sutro is responsible for manufacturing early clinical supply of M1231 and is eligible for milestone or contingent payments and tiered royalties ranging from low to mid single digit percentages, along with certain additional one-time royalties, on worldwide sales of any commercial products that may result from the collaboration.

Vaxcyte relationship on conjugated vaccines: Utilization of Sutro’s cell-free technology

•	Under a license from Sutro, Vaxcyte has the right to use the XpressCF® and XpressCF+™ platforms to discover and develop vaccine candidates for the treatment or prophylaxis of infectious diseases.
•	Vaxcyte is progressing their broad spectrum pneumococcal conjugate vaccine (VAX‑24) through preclinical development.
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Sutro is eligible to receive four percent (4%) royalties on worldwide net sales of any licensed vaccine candidates. Sutro retains the right to discover and develop vaccines for treatment or prophylaxis of any disease not caused by an infectious pathogen, including cancer.

•	In June 2020, Vaxcyte completed an initial public offering of its common stock. Sutro owns approximately 1.6 million shares of Vaxcyte common stock as of March 31, 2021.

First Quarter 2021 Financial Highlights

Cash, Cash Equivalents and Marketable Securities

As of March 31, 2021, Sutro had cash, cash equivalents and marketable securities of $294.9 million, as compared to $326.5 million as of December 31, 2020, with projected runway into the second half of 2023, based on current business plans and assumptions and not including the value associated with Sutro’s holdings of approximately 1.6 million shares of Vaxcyte common stock. As of March 31, 2021, the fair value of the Vaxcyte common stock held by Sutro was $31.0 million.

Unrealized Loss from Decrease in Value of Vaxcyte Common Stock

The non-operating, unrealized loss of $10.7 million for the quarter ended March 31, 2021 was due to the decrease since December 31, 2020 in the estimated fair value of Sutro’s holdings of approximately 1.6 million shares of Vaxcyte common stock. Vaxcyte common stock held by Sutro will be remeasured at fair value based on the closing price of Vaxcyte’s common stock on the last trading day of each reporting period, with any non-operating, unrealized gains and losses recorded in Sutro’s statements of operations.

Revenue

Revenue was $14.7 million for the quarter ended March 31, 2021, compared to $7.2 million in the corresponding 2020 quarter, related principally to the Merck, BMS, and EMD Serono collaborations. Future collaboration revenue from Merck, BMS, and EMD Serono, and from any future collaboration partners, will fluctuate as a result of the amount and timing of revenue recognition of upfront, milestones and other collaboration agreement payments.

Operating Expenses

Total operating expenses for the quarter ended March 31, 2021 were $33.7 million, compared to $26.3 million in the corresponding 2020 quarter, including non-cash stock-based compensation of $4.0 million and $2.7 million, and depreciation and amortization expense of $1.3 million and

$1.1 million, in the 2021 and 2020 quarters, respectively. Total operating expenses for the first quarter of 2021 were comprised of research and development expenses of $22.6 million and general and administrative expenses of $11.1 million, which are expected to increase in 2021 as Sutro’s internal product candidates advance in clinical development and additional general and administrative expenses are incurred as a public company.

About Sutro Biopharma

Sutro Biopharma, Inc., located in South San Francisco, is a clinical-stage drug discovery, development and manufacturing company. Using precise protein engineering and rational design, Sutro is advancing next-generation oncology therapeutics.

Sutro’s proprietary and integrated cell-free protein synthesis platform XpressCF® and site-specific conjugation platform XpressCF+™ led to the discovery of STRO-001 and STRO-002, Sutro’s first two internally-developed ADCs. STRO-001 is a CD74-targeting ADC currently being investigated in a Phase 1 clinical trial of patients with advanced B-cell malignancies, including multiple myeloma and non-Hodgkin lymphoma. STRO-001 was granted Orphan Drug Designation by the FDA for multiple myeloma in October 2018. STRO-002 is a folate receptor alpha (FolRα)-targeting ADC, currently being investigated in a Phase 1 clinical trial of patients with ovarian and endometrial cancers. A third product candidate, CC-99712 (BCMA-targeting ADC), which is part of Sutro’s collaboration with Bristol Myers Squibb (formerly Celgene Corporation), is enrolling patients for its Phase 1 clinical trial of patients with multiple myeloma and has received Orphan Drug Designation from the FDA for multiple myeloma. A fourth product candidate, M1231, (MUC1-EGFR, first-in-class bispecific ADC), which is part of Sutro’s collaboration with Merck KGaA, EMD Serono (EMD Serono) is enrolling patients for its Phase 1 clinical trial of patients with metastatic solid tumors, non-small cell lung cancer (NSCLC) and esophageal squamous cell carcinoma.  The four product candidates above being evaluated in clinical trials resulted from Sutro’s XpressCF® and XpressCF+™ technology platforms. Bristol Myers Squibb and EMD Serono have worldwide development and commercialization rights for CC-99712 and M1231, respectively, for which Sutro is entitled to milestone or contingent payments and tiered royalties.

Sutro is dedicated to transforming the lives of cancer patients by creating medicines with improved therapeutic profiles for areas of unmet need. To date, Sutro’s platform has led to cytokine-based immuno-oncology therapies, ADCs, vaccines and bispecific antibodies directed at precedented targets in clinical indications where the current standard of care is suboptimal.

The platform allows it to accelerate discovery and development of potential first-in-class and best-in-class molecules through rapid and systematic evaluation of protein structure-activity relationships to create optimized homogeneous product candidates.

In addition to developing its own oncology pipeline, Sutro is collaborating with select pharmaceutical and biotech companies to discover and develop novel, next-generation therapeutics. As the pace of clinical development accelerates, Sutro and its partners are developing therapeutics designed to more efficiently kill tumors without harming healthy cells.

Follow Sutro on Twitter, @Sutrobio, and at www.sutrobio.com to learn more about our passion for changing the future of oncology.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, timing of announcements of clinical results, potential benefits of the company’s product candidates and platform, potential future milestone and royalty payments, and potential market opportunities for the company’s product candidates. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, the company cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause the company's actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to the company's ability to advance its product candidates, the receipt and timing of potential regulatory designations, approvals and commercialization of product candidates, the impact of the COVID-19 pandemic on the Company’s business, clinical trial sites, supply chain and manufacturing facilities, the Company’s ability to maintain and recognize the benefits of certain designations received by product candidates, the timing and results of preclinical and clinical trials, the Company's ability to fund development activities and achieve development goals, the Company's ability to protect intellectual property, the value of the Company’s holdings of Vaxcyte common stock, and the Company’s commercial collaborations with third parties and other risks and uncertainties described under the heading "Risk Factors" in documents the company files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and the company undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Investor Contact

Annie J. Chang

Sutro Biopharma

(650) 801-5728

ajchang@sutrobio.com

Media Contact

Maggie Beller

Russo Partners

(646) 942-5631

Maggie.beller@russopartnersllc.com

Sutro Biopharma, Inc.

Selected Statements of Operations Financial Data

(Unaudited)

(In thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2021	2020
Revenues	$14,660	$7,152
Operating expenses
Research and development	22,562	17,619
General and administrative	11,107	8,713
Total operating expenses	33,669	26,332
Loss from operations	(19,009)	(19,180)
Interest income	197	641
Unrealized loss on equity securities	(10,689)	—
Interest and other expense, net	(858)	(1,056)
Net loss	$(30,359)	$(19,595)
Net loss per share, basic and diluted	$(0.66)	$(0.84)

Sutro Biopharma, Inc.

Selected Balance Sheet Financial Data

(Unaudited)

(In thousands)

	March 31,	December 31,
	2021 (1)	2020 (2)
Assets
Cash, cash equivalents and marketable securities	$294,888	$326,493
Investment in equity securities	30,955	41,644
Accounts receivable	7,227	5,559
Property and equipment, net	14,829	12,935
Other assets	10,629	7,480
Total Assets	$358,528	$394,111
Liabilities and Stockholders’ Equity
Accounts payable and other liabilities	$13,600	$16,815
Deferred revenue	12,910	20,703
Debt	24,680	24,545
Total liabilities	51,190	62,063
Total stockholders’ equity	307,338	332,048
Total Liabilities and Stockholders’ Equity	$358,528	$394,111

(1)

The condensed balance sheet as of March 31, 2021 was derived from the unaudited financial statements included in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the Securities and Exchange Commission on May 7, 2021.

(2)

The condensed balance sheet as of December 31, 2020 was derived from the audited financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on March 18, 2021.